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                                                                    EXHIBIT 23.1
                                                                    ------------

Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Information Management Resources, Inc. and subsidiary on Form S-8 (File No. 333-24027) of our report dated March 7, 1997, on our audits of the consolidated financial statements of Information Management Resources, Inc. and subsidiary as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which is included in this Annual Report on Form 10-K.

                                                        COOPERS & LYBRAND L.L.P.


Tampa, Florida
March 27, 1997